UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 2, 2024
PetMed Express, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 South Congress Avenue, Delray Beach, Florida 33445
(Address of principal executive offices) (Zip Code)
(561) 526-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On August 2, 2024, the Board of Directors of PetMed Express, Inc. (“Company”) appointed Doug Krulik to serve as the Company’s Chief Accounting Officer to assume the duties of principal accounting officer and interim-principal financial officer effective August 19, 2024 (“Effective Date”).

Mr. Krulik, age 55, brings over 20 years of accounting and finance experience to the Company. Most recently, he served as Vice President Finance and Controller at Etherio Holdings, a private events and marketing company since 2021. Prior to Etherio, Mr. Krulik served as Vice President Finance and Controller at Jushi Holdings, Inc., a public company with rapidly growing retail and wholesale businesses, from 2019 to 2021. Mr. Krulik was the Financial Reporting Manager for Technical Accounting at Magic Leap, a private and rapidly growing technology startup company, from 2016 to 2019 and served as Controller of Hollywood Companies, a group of private and public media companies, from 2011 to 2016. Prior to Hollywood Companies, Mr. Krulik served in a variety of accounting and finance leadership roles at American Media and Benihana and was an Audit Manager with Deloitte & Touche. Mr. Krulik is a Certified Public Accountant and holds a Masters of Business Administration from the University of Miami.

Doug Krulik Offer Letter

On July 23, 2024, the Company entered into an offer letter (“Offer Letter”) with Mr. Krulik to set forth the terms and conditions of Mr. Krulik’s employment as Chief Accounting Officer of the Company. Mr. Krulik will receive an annual base salary of $300,000, he will be entitled to participate in the Company’s current employee benefit plans and programs, including medical, dental, vision, 401(k), and he will be eligible to receive annual equity awards under the Company’s equity incentive plans as in effect from time to time. Mr. Krulik will receive an initial equity award in respect of fiscal year 2025 consisting of an award of 40,000 restricted stock units (“RSUs”). Such RSUs shall vest in equal one-third increments on each of the first three (3) anniversaries of the grant date. Mr. Krulik will be entitled to severance benefits in the event the Company terminates his employment other than for Cause (as defined in the Offer Letter) within his first full year of employment, consisting of six months of severance pay at his base salary at the time of termination.

The description in this report of Mr. Krulik’s Offer Letter does not purport to be complete, and is qualified in its entirety by reference to the full text of the Offer Letter attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On August 5, 2024, the Company issued a press release announcing the appointment of Mr. Krulik as Chief Accounting Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act except as set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Offer letter by and between PetMed Express, Inc. and Doug Krulik
99.1	Press Release dated August 5, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 5, 2024

PETMED EXPRESS, INC.
By:	/s/ Sandra Compos
Name:	Sandra Campos
Title:	Chief Executive Officer and President
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